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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


                      Date of Report September 27, 1995


                        GUNDLE/SLT ENVIRONMENTAL, INC.
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            (Exact name of registrant as specified in its charter)


                                   DELAWARE
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                (State or other jurisdiction of incorporation)


               1-9307                                   22-2731074
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        (Commission File Number)            (IRS Employer Identification No.)


            19103 Gundle Road, Houston, Texas                   77073
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          (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code (713) 443-8564


                                Not Applicable
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        (Former name or former address, if changed since last report)

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ITEM 4.

        On September 14, 1995, the board of directors of Gundle/SLT Environmental, Inc. (the "Company") determined to dismiss Arthur Andersen LLP ("Arthur Andersen") as its principal accountant and to retain Ernst & Young LLP ("Ernst & Young") in that capacity. Ernst & Young was the principal independent accountant for SLT Environmental, Inc. ("SLT"), which was merged into the Company on July 27, 1995.

        The report of Arthur Andersen on the Company's financial statements for the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was such opinion qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and subsequent interim periods preceding the dismissal of Arthur Andersen, the Company had no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the Company's two most recent fiscal years and subsequent interim periods preceding the retention of Ernst & Young, neither the Company nor anyone on the Company's behalf, consulted Ernst & Young regarding any matter.

        The Company has provided Arthur Andersen a copy of the disclosures made under this Item 4 of this Report, and Arthur Andersen has furnished the Company with a letter addressed to the Commission stating that it agrees with the statements made by the Company in response to this Item. Such letter is filed as an exhibit to this Report.

ITEM 7.

        The following exhibits are filed with this report on Form 8-K:

        1.1 - Letter dated September 22, 1995, from Arthur Andersen LLP to the Commission.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GUNDLE/SLT ENVIRONMENTAL, INC.



                                            By:  /s/  ROGER J. KLATT
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                                                     Roger J. Klatt
                                                     Senior Vice President




September 27, 1995

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                                 EXHIBITS



EXHIBIT
  NO.


1.1 -- Letter dated September 22, 1995, from Arthur Andersen LLP to the Commission.